Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-269857) pertaining to Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) for our report dated June 5, 2025 with respect to the financial statements and schedule of Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2024.

/s/ Bober, Markey, Fedorovich & Company
Akron, Ohio

June 5, 2025